Exhibit 99.1

Press Release

For Further Information Contact:

Media:	Investors:
Chris Savarese	Byron Purcell
717-975-5718	717-975-5809
Christopher.Savarese@riteaid.com	investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid to Outline Corporate Strategy and Growth Plan at Analyst Day

Strategy will focus on becoming the dominant mid-market PBM, unlocking the value of pharmacists and revitalizing Rite Aid’s retail and digital experience

Narrows Adjusted EBITDA Outlook for Fiscal 2020

Provides Fiscal Year 2021 Guidance

Provides Long-Term Financial Outlook

CAMP HILL, PA, (March 16, 2020) - Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) announced that management will outline the Company’s corporate strategy and growth plan at its Analyst Day held via webcast today. The Company will provide details on how its strategic initiatives are designed to drive revenue and Adjusted EBITDA growth, as well as reduce the Company’s leverage ratio.

“Rite Aid is a business in the midst of a turnaround and it is time for a radical change – our RxEvolution,” said Heyward Donigan, president and chief executive officer, Rite Aid. “This is not business as usual at Rite Aid. We have the unique opportunity to serve a growing customer base and strengthen the power of our iconic brand. We are doubling down on our pharmacy business. We are renewing our commitment to leverage the power of our trusted pharmacists across our retail and pharmacy services business to deliver on the promise of real consumer engagement. Our pharmacists are among the most accessible and trusted health care professionals in America. This means we really can help our customers not just get healthy, but get thriving.”

Donigan continued, “We have already made significant progress and have built a strong foundation to deliver on our turnaround. Over the past seven months, we have made key changes to our management team, reduced our leverage ratio and instilled an acute focus on execution and innovation. We are in the process of profoundly changing and modernizing the technology platforms that power our company, with a relentless focus on customer experience and design. We are also executing well on our prescription and clinical services growth. Rite Aid is now better positioned to execute on our key initiatives to grow our revenue, achieve efficiencies across our business, drive Adjusted EBITDA growth and generate cash flow to invest in our business and reduce our debt.”

-MORE-

Rite Aid Press Release – page 2

Rite Aid’s strategy for evolving the business and revitalizing the brand will focus on innovation in three areas:

•	Becoming the dominant mid-market PBM: Rite Aid’s pharmacy benefits and services company, EnvisionRxOptions, includes multiple PBMs, technology and claims adjudication software, mail delivery and specialty pharmacy services, network and rebate administration, as well as prescription discount programs and Medicare Part D insurance for individuals and groups. With a stronger, integrated offering, this business (soon to be rebranded as Elixir) will be well positioned with mid-market employer groups and regional health plans. Additionally, given the affiliation with Rite Aid’s stores, EnvisionRxOptions has the opportunity to improve its competitive positioning and deliver exceptional retail and mail order pharmacy service while improving clinical outcomes. EnvisionRxOptions is now the only payor-agnostic PBM with a retail pharmacy footprint. Poised for strong growth and improved profits, this unique PBM offering represents the largest enterprise value creation opportunity for Rite Aid.

•	Unlocking the value of Rite Aid’s pharmacists: Rite Aid is innovating across all of its retail and mail-order pharmacy channels, including its PBM and suite of pharmacy service solutions. These innovations go beyond just filling prescriptions to offering an array of over-the-counter, clinical and holistic health and wellness solutions – focused on helping customers thrive. Rite Aid’s more than 6,400 pharmacists will be whole-being health advocates, who practice at the top of their license. The Company’s pharmacists will go beyond their traditional role into an expanded role, in which they are encouraging a holistic approach to health. Rite Aid is leveraging its associates to engage with Lean tools and develop new workflows and technologies to free up its pharmacists’ time. Additionally, Rite Aid is launching its new Pharmacy of the Future, which moves the Company’s pharmacists physically closer to the customer. These new workflows, tools and store design will allow pharmacists to engage more meaningfully with Rite Aid customers.

•	Revitalizing Rite Aid’s retail and digital experience: As consumers increasingly focus on self-care, they seek to strike the perfect balance between traditional health and holistic wellness. Rite Aid will be a whole-being health destination that treats mind, body and spirit. To introduce new generations to its iconic brand, Rite Aid is elevating its in-store experience, increasing personalized digital engagement, and refreshing merchandise to include a wide assortment of products with attributes that resonate with Millennial and Gen X consumers. Rite Aid will be re-branding with a new logo to signal this bold change in pharmacy and retail. Later this year, Rite Aid will introduce its Store of the Future, which will be a trusted whole-family wellness destination that helps consumers on the journey of care for parents, children and pets.

Rite Aid believes its RxEvolution will deliver meaningful value with a disciplined approach to investments and a focus on initiatives that will generate the greatest return.

Outlook for Fiscal 2020

The Company is narrowing its Fiscal 2020 outlook for Adjusted EBITDA and Revenues and adjusting its outlook for Capital Expenditures.

Rite Aid Corporation expects revenues to be between $21.9 billion and $21.925 billion in fiscal 2020 with same-store sales expected to range from an increase of 1.0 percent to an increase of 1.1 percent over fiscal 2019.

-MORE-

Rite Aid Press Release – page 3

Adjusted EBITDA is expected to be between $530.0 million and $535.0 million.

Capital expenditures are expected to be approximately $215.0 million.

Outlook for Fiscal 2021

The Company is providing the following outlook for fiscal year 2021:

Revenue is expected to be between $22.5 billion and $22.9 billion.

o	Retail Pharmacy Segment: Same-store sales are expected to be in the range of an increase of 1.5 percent to an increase of 2.5 percent.
o	Pharmacy Services Segment: Revenue is expected to be between $6.75 billion and $6.85 billion (net of any intercompany revenues to Rite Aid retail).

Net loss is expected to be between $91.0 million and $119.0 million.

Adjusted EBITDA is expected to be between $500.0 million and $540.0 million.

Adjusted net (loss) income per share is expected to be between a loss of $0.22 per share and income of $0.19 per share.

Cash flow from operations is expected to be between $400.0 million and $450.0 million.

Capital Expenditures are expected to be approximately $350.0 million.

Rite Aid also expects to incur restructuring charges of approximately $60.0 million in Fiscal 2021, which will not be included in Adjusted EBITDA. These charges include costs to relaunch the brand and to transition out of certain merchandise lines.

Long-Term Financial Outlook

Based on the Company’s strategic initiatives, Rite Aid is providing the following financial targets by fiscal year 2023:

•	Pharmacy benefits and services revenue with high-single to low-double digit growth

•	Same-store scripts with mid-single digit growth

•	Front End revenue with low-single digit growth

•	Adjusted EBITDA growth

•	Improved Free Cash Flow

•	Leverage ratio of approximately 4.0x

-MORE-

Rite Aid Press Release – page 4

Analyst Day Webcast

The Analyst Day presentation will begin today, March 16, 2020 at 9:00 a.m. ET. The simultaneous, live webcast will be available on the Investor Relations section of Rite Aid’s website at: https://www.riteaid.com/corporate/investor-relations/presentations.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, we provide pharmacy benefits and services to approximately 4 million members nationwide. For more information, www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscals 2020 and 2021; Rite Aid's competitive position and ability to realize its growth initiatives and operating efficiencies; the implementation and success of our new business strategy and various initiatives and objectives, including (i) improving our PBM business, (ii) redefining the role of our pharmacists, and (iii) updating our retail and digital experience; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: our ability to successfully implement our new business strategy and improve the operating performance of our stores; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, including disruptions resulting from pandemics or epidemics (such as the coronavirus), as well as factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order ;our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; outcomes of legal and regulatory matters; our ability to partner and have relationships with health plans and health systems; risks related to the pending sale of the remaining Rite Aid distribution center and related assets to Walgreens Boots Alliance, Inc. (“WBA”), including the possibility that the transaction may not close; and the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

-MORE-

Rite Aid Press Release – page 5

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, gains and losses on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis.

###

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 29, 2020

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$21,900,000	$21,925,000

Same store sales	1.00%	1.10%

Gross Capital Expenditures	$215,000	$215,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(189,000)	$(184,000)
Adjustments:
Interest expense	235,000	235,000
Income tax expense	40,000	40,000
Depreciation and amortization	330,000	330,000
LIFO charge	10,000	10,000
Lease termination and impairment charges	35,000	35,000
Gain on debt retirements, net	(56,000)	(56,000)
Restructuring-related costs	100,000	100,000
Other	25,000	25,000
Adjusted EBITDA	$530,000	$535,000

Guidance for Total Revenues, Same store sales, Gross Capital Expenditures and Adjusted EBITDA has been updated. Guidance for Net Loss is neither being confirmed or updated, as the Company is still in the year end closing process. Some of the reconciling items between Net Loss and Adjusted EBITDA, including those related to income tax expense and LIFO charge, could differ from the previously issued guidance shown in this table, and such differences could be material. Net loss is shown above for illustrative purposes only and in order to show how the Company is calculating its updated Adjusted EBITDA guidance. You should not place undue reliance on the Net Loss guidance above.

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$22,500,000	$22,900,000

PBM Revenues	$6,750,000	$6,850,000

Same store sales	1.50%	2.50%

Gross Capital Expenditures	$350,000	$350,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(119,000)	$(91,000)
Adjustments:
Interest expense	215,000	215,000
Income tax expense	3,000	15,000
Depreciation and amortization	317,000	317,000
LIFO credit	(35,000)	(35,000)
Lease termination and impairment charges	41,000	41,000
Restructuring-related costs	60,000	60,000
Other	18,000	18,000
Adjusted EBITDA	$500,000	$540,000

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET (LOSS) INCOME GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Net loss	$(119,000)	$(91,000)
Add back - income tax expense	3,000	15,000
Loss before income taxes	(116,000)	(76,000)

Adjustments:
Amortization expense	64,000	64,000
LIFO credit	(35,000)	(35,000)
Restructuring-related costs	60,000	60,000

Adjusted (loss) income before adjusted income taxes	(27,000)	13,000

Adjusted income tax (benefit) expense	(15,000)	3,000
Adjusted net (loss) income	$(12,000)	$10,000

Diluted adjusted net (loss) income per share	$(0.22)	$0.19

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE TO FREE CASH FLOW

GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Adjusted EBITDA	$500,000	$540,000
Cash interest expense	(210,000)	(210,000)
Restructuring-related costs	(60,000)	(60,000)
Closed store rent	(30,000)	(30,000)
Working capital benefit	200,000	210,000
Cash flow from operations	400,000	450,000
Gross capital expenditures	(350,000)	(350,000)
Free cash flow	$50,000	$100,000

Chart 4